                                                                    EXHIBIT 99.1

                                                               SPRUCE MINE NO. 1

                            CONTRACT MINING AGREEMENT

         THIS CONTRACT MINING AGREEMENT (this "Agreement"), is made and entered into on this 5th day of May, 1999 (the "Effective Date"), by and between ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation ("AWVMC"), and WAYNE PROCESSING, INC., a Kentucky corporation ("Independent Contractor").

         WHEREAS, AWVMC owns and currently operates an underground coal mining operation and related surface facilities in Upshur County, West Virginia, known as the "Spruce Mine No. 1";

         WHEREAS, AWVMC desires to engage Independent Contractor as a contract miner to perform Work (as defined herein) in accordance with and subject to the terms and conditions set forth herein;

         WHEREAS, AWVMC has or will provide notices required under the Worker Adjustment and Retraining Notification Act ("WARN") in connection with the termination of the employment of AWVMC's employees at the Spruce Mine No. 1; and

         WHEREAS, AWVMC and Independent Contractor have agreed that Independent Contractor will begin to perform the Work upon the expiration of the WARN notice period.

         NOW, THEREFORE, in consideration of the strict and mutual performance and observance of the terms, conditions, covenants, stipulations, guarantees and agreements hereinafter set forth, and intending to be legally bound, AWVMC and Independent Contractor agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular shall have the same meaning when used in the plural and vice versa):

         "Ash Analyzer" shall mean the ETI Model DGA Ashmeter owned by AWVMC and installed on the conveyor belt from the mine opening to the Coal Stockpile Areas at the Spruce Mine No. 1, including all associated computer hardware and printers.

         "AWVMC" shall mean Anker West Virginia Mining Company, Inc., a West Virginia corporation.

         "AWVMC Property" shall mean all structures, facilities, assets and equipment owned by AWVMC at the Spruce Mine No. 1 as of the Commencement Date, including, without limitation, those structures, facilities, assets and equipment that are identified and described on the attached Schedule I.

         "By-Pass Coal" shall mean Coal delivered to the By-Pass Coal Stockpile Area as designated by AWVMC pursuant to the Monthly Designation.

         "By-Pass Coal Stockpile Area" shall mean the area within the Premises as designated from time to time by AWVMC upon which Independent Contractor shall stockpile the By-Pass Coal.

         "Clean Coal" shall mean or refer to the amount of Raw Coal delivered to the Preparation Plant multiplied by the Clean Coal Conversion Factor.

"Clean Coal Conversion Factor" shall be determined by the following formula:


          C        =      100-(R + X)
                          -----------
                                   100

 Where    C        =      Clean Coal Conversion Factor

          R        =      Average % dry ash present in the Coal delivered to the
                          Coal Stockpile Area

          X        =      7%

         The factor "X" is the factor that allows for the loss of coal and other operational inefficiencies inherent in the processing of coal. The parties have agreed that this factor will be 7% as of the Commencement Date, and will be 7% during the initial six (6) month period of this Agreement. The parties will analyze the Preparation Plant performance, market quality requirements, and other factors that may reasonably affect clean coal recovery every six (6) months during the term of this Agreement, and the value of "X" will be adjusted to more accurately reflect its value based upon the results of such analysis.

         Sampling and analysis shall be performed in accordance with the attached Schedule III.

         "Coal" shall mean the mineable and merchantable coal within and from the seam of coal in, on and underlying the Premises in which AWVMC has conducted underground mining operations immediately preceding the Effective Date.

         "Coal Stockpile Areas" shall mean, collectively, the Raw Coal Stockpile Area and the By-Pass Coal Stockpile Area.

         "Commencement Date" shall mean the date on which Independent Contractor will be required to begin performing the Work, which date shall be the first day after the notice period expires with respect to the WARN notices issued or to be issued by AWVMC to its employees working at the Spruce Mine No. 1. AWVMC shall provide Independent Contractor with at least one week's prior notice of the Commencement Date.

         "Contract Price" shall have the meaning set forth in Section 6.1 of this Agreement.

         "Delivery Schedule" shall have the meaning set forth in Section 5.3 of this Agreement.

         "Designated Monthly Quantity" shall have the meaning set forth in
Section 5.3 of this Agreement.

         "Effective Date" shall mean May 5, 1999.

         "Equipment" shall mean, collectively: (i) the AWVMC Property, (ii) the Subleased Equipment, (iii) the Independent Contractor Equipment and (iv) the Parts and Supplies.

         "Equipment Leases" shall mean the leases under which AWVMC has leased the Subleased Equipment.

         "Event of Default" shall have the meaning set forth in Section 11.1 of this Agreement.

         "Fair Market Value" shall mean the value of property in its place at the Spruce Mine No. 1 as determined by an appraisal, the cost of which shall be borne equally by AWVMC and Independent Contractor, conducted by a qualified and independent underground mining equipment appraiser who is reasonably satisfactory to both AWVMC and Independent Contractor.

         "Independent Contractor" shall mean Wayne Processing, Inc., a Kentucky corporation.

         "Independent Contractor Equipment" shall mean all equipment, tools, machinery, parts, supplies and other items obtained and utilized from time to time by Independent Contractor to perform the Work; provided, however, it shall not include: (i) the AWVMC Property, or (ii) the Leased Equipment, or (iii) the Subleased Equipment or (iv) the Parts and Supplies.

         "Independent Contractor Equipment List" shall mean a written list of the Independent Contractor Equipment and the related parts and supplies located at the Spruce Mine No. 1, including the make, model and serial number of each item on the list.

         "Information" shall have the meaning set forth in Section 8.7 of this Agreement.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

          "Monthly Designation" shall mean and include, with respect to Coal designated by AWVMC or its designee to be delivered during the next month, (i) the amount of and ash specifications for By-Pass Coal to be delivered by Independent Contractor into trucks to be provided by AWVMC at the By-Pass Coal Stockpile Area, (ii) the amount of and ash specifications for By-Pass Coal to be delivered by Independent Contractor to the Preparation Plant, and (iii) the amount of Clean Coal to be delivered to the Preparation Plant. Except in the event of Force Majeure, the amount of Coal (Clean Coal and By-Pass Coal) designated by AWVMC or its designee to be delivered shall be between [*](1) - [*](1) tons per month. The Monthly Designations shall be included in the Delivery Schedules. Independent Contractor hereby covenants and agrees to comply with the Monthly Designations.

         "Parts and Supplies" shall have the meaning set forth in Section 4.4 of this Agreement.

         "Parts and Supplies Purchase Price" shall have the meaning set forth in
Section 4.4 of this Agreement.

         "Premises" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Preparation Plant" shall mean the Sawmill Run coal preparation plant owned by Hawthorne Coal Company, Inc., near Sago, Upshur County, West Virginia.

         "Raw Coal Stockpile Area" shall mean the area within the Premises as designated from time to time by AWVMC upon which Independent Contractor shall stockpile the Raw Coal.

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(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]" have been filed separately with the Commission.

         "Records" shall have the meaning set forth in Section 8.5 of this Agreement.

         "Slow Moving Parts and Supplies" shall mean those Parts and Supplies that are designated by AWVMC and Independent Contractor to be needed or used much less frequently than the other Parts and Supplies.

         "Spruce Mine No. 1" shall mean the underground coal mine owned by AWVMC on the Premises.

         "Sublease Agreements" shall mean the written agreements by and among AWVMC, Independent Contractor and the lessors of the Subleased Equipment (if such lessors elect to become a party thereto), under which AWVMC shall sublease the Subleased Equipment to Independent Contractor. Independent Contractor acknowledges that: (i) it has reviewed the Equipment Leases. Independent Contractor covenants and agrees that it will accept a sublease of the Subleased Equipment and the Equipment Leases upon the written consent of the lessors of the Subleased Equipment, (ii) it will comply with all of the terms and conditions of the Equipment Leases as if it were the "Lessor" thereunder, (iii) it will exercise the early buy-out provisions of the Equipment Leases, and (iv) it will execute and deliver the Sublease Agreement upon the request of AWVMC.

         "Subleased Equipment" shall mean the items of equipment which are identified and described on the attached Schedule II, and which are subject to the Sublease Agreements.

         "Termination Notice" shall have the meaning set forth in Section 11.9 of this Agreement.

         "Termination Notice Date" shall mean the earlier of (i) the date Independent Contractor actually receives the Termination Notice, and (ii) three days after the Termination Notice Date is placed in the U.S. mail.

         "Three (3) Month Estimate" shall mean the estimate of the amount of Clean Coal and By-Pass Coal AWVMC will designate for delivery pursuant to this Agreement during the next three (3) months. The Three (3) Month Estimates shall be included in the Delivery Schedules for informational and planning purposes only and shall not be binding on AWVMC or Independent Contractor.

         "WARN" shall mean the Worker Adjustment and Retraining Notification
Act.

         "Work" shall have the meaning set forth in Section 2.1 of this Agreement.

                                   ARTICLE II

                      Engagement, Term and Nature of Mining
                      -------------------------------------

         Section 2.1 -- Engagement of Independent Contractor. AWVMC hereby engages Independent Contractor as an independent contractor in accordance with and subject to the terms and conditions hereinafter set forth, and Independent Contractor hereby covenants and agrees as follows: (i) to mine and remove the Coal by usual and accepted underground mining methods and in accordance with the mining plans and projections described in Section 8.3 of this Agreement, and as otherwise herein specified, (ii) to operate the Ash Analyzer so as to comply with the Monthly Designations, (iii) to stockpile the Raw Coal at the Raw Coal Stockpile Area and the By-Pass Coal at the By-Pass Coal Stockpile Area as instructed from time to time by AWVMC, (iv) to maintain the Coal Stockpile Areas, the haulroads located on the Premises and all other areas of the Premises which may be used by Independent Contractor under this Agreement in a clean and safe manner and in accordance with all applicable laws, (v) to deliver the Coal to AWVMC as herein provided, and (vi) to perform all of the other duties, responsibilities and obligations required of Independent Contractor under this Agreement (all of said work is hereinafter collectively referred to as the "Work"). Independent Contractor expressly agrees to begin to perform the Work on the Commencement Date and thereafter to continue to perform the Work in a diligent and professional manner and in accordance with the terms and conditions of this Agreement and any and all of the permits and governmental approvals now or hereafter required for the performance of the Work, including, without limitation, West Virginia Division of Environmental Protection Permit Number U-28-83 and the permits that may be required to operate the Ash Analyzer.

         Section 2.2 -- Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until May 31, 2002, unless sooner terminated as provided herein or under applicable law; provided, however, this Agreement shall automatically renew from year to year after May 31, 2002, unless either party provides the other with written notice of its intent to terminate on or before January 31, 2002, or January 31 of the then current one year renewal term as the case may be.

         Section 2.3 -- Area Designated for Mining. The area to be mined by Independent Contractor under this Agreement will be designated by AWVMC in the coal seam in which AWVMC conducted mining operations at the Spruce Mine No. 1 prior to the Effective Date in or under those certain tracts or parcels of land in Upshur County, West Virginia, which are shown on the map attached hereto and made a part hereof as Exhibit A and all subsequent revision map(s) (the "Premises"). Independent Contractor acknowledges and agrees that Exhibit A is not intended to indicate expressly or by implication that all areas depicted therein are or will be designated by AWVMC for mining by Independent Contractor, nor is Exhibit A intended to indicate expressly or by implication that AWVMC owns or otherwise possesses the right to mine all of the Coal on the Premises. In addition, other areas may be added to the area to be mined, and the description and boundaries of the area to be mined by Independent Contractor may otherwise be changed from time to time by the mutual written agreement of the parties. This Agreement shall be applicable to such additional areas, if any, as if the same were initially described herein, and such areas shall be deemed a part of the Premises.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

         Section 3.1 -- Representations and Warranties of AWVMC. AWVMC MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE QUANTITY, QUALITY OR CONDITION OF THE COAL LOCATED IN OR RECOVERABLE FROM THE PREMISES OR THE EQUIPMENT TO BE USED BY OR SUBLEASED TO INDEPENDENT CONTRACTOR PURSUANT TO THIS AGREEMENT. AWVMC ALSO MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DURATION, ECONOMIC FEASIBILITY OR LIKELIHOOD OF SUCCESS OF THE WORK TO BE PERFORMED BY INDEPENDENT CONTRACTOR UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT THE DESIGNATION BY AWVMC OF ANY AREA(S) TO BE MINED SHALL NOT CONSTITUTE ANY REPRESENTATION OR WARRANTY WHATSOEVER BY AWVMC THAT THE AREA(S) SO DESIGNATED ARE SUITABLE FOR OR CONDUCIVE TO MINING OR PRODUCING COAL OF A QUANTITY OR QUALITY REQUIRED UNDER THIS AGREEMENT. INDEPENDENT CONTRACTOR FURTHER ACKNOWLEDGES THAT AWVMC HAS NOT MADE ANY

REPRESENTATION OR WARRANTY WITH REGARD TO ANY OF THE FOREGOING MATTERS OR THE CONDITION OR EXISTENCE OF ANY SURFACE AREAS, PRIOR WORKINGS, COAL SEAMS, WORK PLACES, STRUCTURES, FACILITIES, FIXTURES, EQUIPMENT OR OTHER MATTERS RELATING TO THE PREMISES, THE COAL, THE EQUIPMENT, THE WORK OR THE SPRUCE MINE NO. 1.

         Section 3.2 -- Representations and Warranties of Independent Contractor. As a material inducement for AWVMC to enter into this Agreement, Independent Contractor represents and warrants to AWVMC as follows:

         (a) Independent Contractor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Independent Contractor has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Independent Contractor, is a valid and binding obligation of Independent Contractor and is enforceable against Independent Contractor in accordance with its terms, subject only to bankruptcy, insolvency and other laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement by Independent Contractor will not, with or without the lapse of time or the giving of any notice, or both, result in any breach, default or violation by Independent Contractor of any law, rule, regulation or agreement or other commitment to which Independent Contractor is a party or by which it is bound.

         (b) Neither Independent Contractor nor any of its assets are subject to any judgment, order, writ, decree, citation or injunction. Independent Contractor is not a party to any judicial, administrative, investigative or arbitration proceeding, now pending, or to the best of its knowledge, threatened, which could have a material adverse impact on this Agreement or its ability to perform the Work under this Agreement.

         (c) Independent Contractor is in the business of underground coal mining, has substantial experience as an underground coal mine operator, and has personnel that are knowledgeable regarding and have substantial experience in underground mining conditions similar to those in the Spruce Mine No. 1.

         (d) Independent Contractor has and will continue to have throughout the term of this Agreement sufficient working capital, machinery, equipment and skilled personnel to perform and complete the Work under this Agreement, including, without limitation, the production of the monthly tonnages of Coal from the Premises contemplated by this Agreement.

         (e) Independent Contractor has carefully inspected and examined and is familiar with the Premises, all areas surrounding the Premises, the AWVMC Property, the Subleased Equipment, the Parts and Supplies and the facilities, equipment, fixtures and workings of the Spruce Mine No. 1.

         (f) Independent Contractor has fully informed itself as to all existing conditions and limitations of the Premises, all areas surrounding the Premises, the facilities, equipment, fixtures and workings of the Spruce Mine No. 1, and all laws, ordinances, rules, regulations, dangerous conditions, prior mining, location of old workings and latent dangers that may affect the Work to be performed under this Agreement, and hereby accepts those conditions and limitations and the risks associated therewith.

         (g) All of the issued and outstanding shares of capital stock of Independent Contractor are owned and held of record by Rex Fought.

                                   ARTICLE IV

                Equipment; Parts and Supplies; Mining Operations
                ------------------------------------------------

         Section 4.1 -- AWVMC Property. In performing the Work, and so long as Independent Contractor is in compliance with the terms and conditions of this Agreement, Independent Contractor shall have the right to use the AWVMC Property. In consideration for AWVMC's agreement to provide Independent Contractor with the use of the AWVMC Property, Independent Contractor hereby covenants and agrees: (i) to pay, or reimburse AWVMC for the payment of, all personal property taxes that may be assessed against or with respect to the AWVMC Property during the term of this Agreement, (ii) to reimburse AWVMC for the premiums paid by AWVMC to obtain and maintain all-risk physical damage insurance and comprehensive general liability insurance in such amounts as AWVMC shall reasonably determine with respect to the AWVMC Property, and (iii) to reimburse AWVMC for all deductibles paid by AWVMC for claims made under its insurance policies covering the AWVMC Property during the term of this Agreement as a result of or in connection with AWVMC's agreement to provide Independent Contractor with use of the AWVMC Property. AWVMC shall have the right to deduct the payments or other amounts described in this Section 4.1 from the payment of the Contract Price under Section 6.2.

         In connection with underground mining operations conducted by AWVMC at the Spruce Mine No. 1 prior to the Commencement Date, AWVMC installed various structures and facilities, including, without limitation, conveyor belts and structures, belt drives, electric cables, pipes, rails, etc. All such structures and facilities are defined herein as "AWVMC Property" and Independent Contractor shall, pursuant to the terms and conditions hereof, have access to such structures and facilities. As soon as practicable after the Commencement Date, AWVMC and

Independent Contractor shall complete a map, to be attached hereto as Exhibit B, which accurately depicts the locations and extent of the mining operations of AWVMC prior to the Commencement Date, including, without limitation, the location of the conveyor belts, belt drives and other structures and facilities installed by AWVMC. Exhibit B shall be initialed by both AWVMC and Independent Contractor upon completion.

         Title to the AWVMC Property shall, at all times, be vested in AWVMC. Independent Contractor may not, voluntarily or involuntarily, subject the AWVMC Property to any Liens, and Independent Contractor may not, without the prior written consent of AWVMC, remove or permit the removal of any of the AWVMC Property from the Premises.

         Section 4.2 -- Subleased Equipment. Subject to the written consent of the lessors of the Subleased Equipment, and in accordance with and subject to the terms and conditions of the Sublease Agreement, AWVMC hereby agrees to sublease to Independent Contractor, and Independent Contractor hereby agrees to sublease from AWVMC, the Subleased Equipment. Independent Contractor hereby covenants and agrees to comply with all of the terms and conditions of the Equipment Leases as if it were the "Lessor" thereunder. Independent Contractor shall reimburse AWVMC for the premiums paid by AWVMC to obtain and maintain, during the term of this Agreement, all-risk physical damage insurance and comprehensive general liability insurance in such amounts as AWVMC shall reasonably determine with respect to the Subleased Equipment. AWVMC shall have the right to deduct all payments to be made by Independent Contractor under or as a result of this Section 4.2 from the payment of the Contract Price under
Section 6.2.

         Section 4.3 -- Independent Contractor Equipment. Independent Contractor shall be required to furnish all of the equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor acknowledges and agrees that it shall be free to use or not to use all or any item of the AWVMC Property and the Subleased Equipment in performing the Work pursuant to the terms and conditions of this Agreement and the terms and conditions of the Sublease Agreements. Independent Contractor further acknowledges and agrees that it shall be solely responsible for determining the fitness, suitability, type and amount of equipment, tools, machinery, parts, supplies and other items that may be required from time to time to perform the Work. Independent Contractor further acknowledges and agrees that even if it elects to utilize all of the AWVMC Property and the Subleased Equipment, Independent Contractor will be required to obtain and utilize the Independent Contractor Equipment.

         Section 4.4 -- Parts and Supplies. The parties anticipate that on the Commencement Date AWVMC will have an inventory of parts and supplies at the Spruce Mine No. 1. AWVMC shall prepare a list of the unused parts and supplies as of the Commencement Date (the "Parts and Supplies"). Independent Contractor shall have the right to purchase the Parts and Supplies (or any portion thereof) at their fair market value as agreed upon by the parties (the "Parts and Supplies Purchase Price"). Except as set forth below with respect to payment for Slow Moving Parts and Supplies, the Parts and Supplies Purchase Price shall be paid by Independent Contractor to AWVMC in six (6) equal, consecutive monthly installments beginning on the 25th day of the first month following the Commencement Date and continuing on the 25th day of the next five (5) succeeding months. Independent Contractor shall pay the Parts and Supplies Purchase Price for the Slow Moving Parts and Supplies in eighteen (18) equal, consecutive monthly installments beginning on the 25th day of the first month following the Commencement Date and continuing on the 25th day of the next seventeen (17) succeeding months. AWVMC shall have the right to deduct each installment of the Parts and Supplies Purchase Price from the payment of the Contract Price under Section 6.2.

         Section 4.5 -- No Warranties; Use of Equipment. Independent Contractor hereby acknowledges and agrees that the AWVMC Property, the Subleased Equipment and the Parts and Supplies have been or will be furnished to it "as is" and "where is" without any representations or warranties of any kind by or on behalf of AWVMC. AWVMC, not being the manufacturer of any of the AWVMC Property, the Subleased Equipment and the Parts and Supplies, nor manufacturer's agent, makes no warranty or representation, either express or implied, as to the fitness, quality, design, condition, capacity, suitability, merchantability or performance thereof or of the material or workmanship with respect thereto, it being agreed that all risks, as between AWVMC and Independent Contractor, are to be borne by Independent Contractor at its sole risk and expense. Independent Contractor accordingly agrees not to assert any claim whatsoever against AWVMC based thereon. Independent Contractor further agrees, regardless of cause, not to assert any claim whatsoever against AWVMC for loss of anticipatory profits or consequential damages. AWVMC shall have no obligation to install, erect, test, adjust or service any of the Equipment. Independent Contractor shall be solely responsible for determining the suitability and fitness of all items of Equipment that may be utilized under this Agreement and for developing and training its employees in safe and proper use and operating procedures with respect to each item of the Equipment.

         Section 4.6 -- Maintenance of Equipment. Independent Contractor covenants and agrees to at all times keep and maintain the Equipment in good and safe working order, condition and repair, ordinary wear and tear excepted, and in compliance with all applicable warranties or contractual obligations relating thereto and all federal, state, and local laws, rules, regulations and ordinances. Independent Contractor further covenants and agrees to keep and maintain accurate maintenance programs and schedules with respect to the Equipment. The obligation of Independent Contractor to maintain and keep the Equipment in good working order, condition and repair (ordinary wear and tear excepted) includes performing, at Independent Contractor's sole cost and expense, all routine or scheduled maintenance thereof. In order that AWVMC may be able to determine that Independent Contractor is in compliance with the maintenance and repair requirements of this Agreement, Independent Contractor shall, upon AWVMC's request: (i) permit the Equipment to be inspected by AWVMC or its designee, and (ii) permit AWVMC or its designee to inspect and copy all maintenance records and any other records that may pertain to the Equipment. In the event the Sublease Agreement requires Independent Contractor to exercise a higher standard of care with respect to the maintenance of the Subleased Equipment than is required under this Agreement, the terms of the Sublease Agreement shall prevail.

         Section 4.7 -- Expense of Operations; Utilities. All costs, expenses and liabilities accruing or resulting from the Work performed under this Agreement shall be borne by Independent Contractor, and AWVMC shall have no responsibility therefor. Independent Contractor shall, at its sole cost and expense, obtain in its name all utilities necessary for the performance of the Work.

         Section 4.8 -- Diligence. Independent Contractor agrees to begin to perform the Work on the Commencement Date and thereafter to diligently prosecute the Work in a skillful and workmanlike manner in accordance with the terms and conditions of this Agreement and modern and approved mining methods, and Independent Contractor agrees to use only competent, skilled personnel and management in performing the Work. Independent Contractor shall perform the

Work so as to produce and recover the maximum quantities of merchantable and mineable coal from the Upper Freeport seam in, on and underlying the Premises.

         Section 4.9 -- Notice of Suspended Operations. Independent Contractor shall report promptly in writing to AWVMC any suspension, slowdown or interference with any aspect of the Work, and Independent Contractor shall specifically identify the reasons therefor and the expected duration thereof.

         Section 4.10 -- Engineering Services. Independent Contractor shall be solely responsible for obtaining all engineering services that are or may be required: (i) to prepare the mining plans and projections required pursuant to
Section 8.3, (ii) to protect AWVMC's interest in the Coal, the Premises and the Equipment, and (iii) to perform the Work pursuant to the terms and conditions of this Agreement.

         Section 4.11 -- Purchase and Removal of Independent Contractor Equipment. Upon the expiration of this Agreement, or upon the termination of this Agreement pursuant to Section 11.2, AWVMC shall have the right to purchase all or any part of the Independent Contractor Equipment and the related parts and supplies located at the Spruce Mine No. 1 on the expiration or termination date for its Fair Market Value. At least thirty (30) days before the expiration of this Agreement, or, in the event of a termination pursuant to Section 11.2 upon Independent Contractor's receipt of the notice of default pursuant to
Section 11.2, Independent Contractor shall provide AWVMC with the Independent Contractor Equipment List. AWVMC shall exercise its right to purchase under this
Section 4.11 by providing written notice of its intent to purchase to Independent Contractor on or before the later of (i) the expiration date (if applicable), or (ii) thirty (30) days after AWVMC's receipt of the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the related parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the related parts and supplies which AWVMC is purchasing under this Section 4.11 free and clear of all Liens. Independent Contractor hereby covenants and agrees to deliver such bill of sale and assignment immediately upon AWVMC's request. In the event AWVMC does not exercise its option to purchase all of the Independent Contractor Equipment and the related parts and supplies, Independent Contractor shall remove the Independent Contractor Equipment and the related parts and supplies not purchased hereunder from the Premises within thirty (30) days of AWVMC's notice.

         Section 4.12 -- Water Sampling. During the term of this Agreement, AWVMC agrees to perform or cause to be performed all water sampling and related reporting required by any governmental permits on or with respect to the Premises.

                                    ARTICLE V

                  Production, Specifications and Transportation
                  ---------------------------------------------

         Section 5.1 -- Source of Coal. Independent Contractor covenants and agrees that: (i) the Coal delivered to AWVMC pursuant to this Agreement shall be produced solely from the coal seam in, on and underlying the Premises in which AWVMC conducted underground mining operations immediately prior to the Effective Date, (ii) it shall not commingle any coal mined or removed from other properties with the Coal mined and removed from the Premises, and (iii) it shall not tender, deliver or sell any of the Coal mined from the Premises to any person or entity without the prior written consent of AWVMC.

         Section 5.2 -- Raw Coal and By-Pass Coal. All Coal mined at the Spruce Mine No. 1 shall be transported by Independent Contractor by conveyor belt from the mine opening to the Coal Stockpile Areas. Independent Contractor shall operate the conveyor belt, Ash Analyzer and the flop gate in the breaker building so as to ensure that Coal which possesses the ash specifications designated by AWVMC in the Monthly Designations is delivered to and stockpiled in the By-Pass Coal Stockpile Area ("By-Pass Coal") and that all other Coal is delivered to and stockpiled in the Raw Coal Stockpile Area ("Raw Coal").

         Section 5.3 -- Production and Delivery of the Designated Monthly Quantity; Delivery Schedules. During each calendar month of this Agreement, Independent Contractor shall produce a sufficient amount of Coal from the Premises to deliver a total of [*](1) tons of Clean Coal and By-Pass Coal (the "Designated Monthly Quantity") to AWVMC. AWVMC shall have the right to unilaterally increase or decrease the Designated Monthly Quantity by ten percent (10%). On or before the 15th day of each month, AWVMC or its designee shall provide Independent Contractor with a written schedule (the "Delivery Schedule") showing the Monthly Designation and the Three (3) Month Estimate.

         Section 5.4 -- Stockpiling and Transporting Coal. Independent Contractor shall, at its sole cost and expense: (i) stockpile the Coal mined under this Agreement in the Raw Coal Stockpile Area or the By-Pass Coal Stockpile Area as designated by AWVMC, and (ii) at AWVMC's option, either (a) load the Coal into trucks provided by Independent Contractor at the


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(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]" have been filed separately with the Commission.

Coal Stockpile Areas and transport such Coal by truck from the Coal Stockpile Areas to the Preparation Plant, or (b) load the By-Pass Coal into trucks provided by AWVMC at the By-Pass Coal Stockpile Area. Independent Contractor shall have the right to engage an independent contractor[s] to truck the Coal from the Coal Stockpile Areas to the Preparation Plant provided that Independent Contractor requires the independent contractor[s] to comply with the minimum trucking guidelines specified on Exhibit C attached hereto and made a part hereof.

         Section 5.5 -- Weights. For purposes of this Agreement, the Coal delivered to the Preparation Plant shall be weighed at the truck scales located at or near the Preparation Plant, and Coal not delivered to the Preparation Plant shall be weighed by or on behalf of the customer of the Coal. All such scales shall be certified. The weight of the Coal so determined shall be deemed valid, conclusive and binding for all purposes under this Agreement. For a period of one year after the weights are ascertained, AWVMC shall keep a record of the weights of all Coal delivered by Independent Contractor. Independent Contractor shall, at its expense, be permitted during regular business hours to observe, inspect and verify the accuracy of the scales and records of weights.

         Section 5.6 -- No Foreign Material, Etc. Independent Contractor agrees to mine, produce and deliver Coal which is free from foreign material, trash, excess moisture, slate, rock, excessive out of seam dilution and other impurities and which is of merchantable and saleable quality. If AWVMC determines, in its reasonable opinion, that a shipment of Coal is unacceptable given such parameters, then AWVMC shall have the right to refuse or revoke its acceptance of all or any portion of the unacceptable shipment, and AWVMC shall have no obligation to pay Independent Contractor for any of the Coal for which AWVMC's acceptance is either refused or revoked. In the event AWVMC refuses to accept or revokes its acceptance of any Coal under this Agreement, Independent Contractor shall have the right to purchase such unacceptable Coal from AWVMC, at the point of rejection, at a price negotiated by Independent Contractor and AWVMC at the time of rejection. Only upon purchase and payment therefor shall title to such Coal pass to Independent Contractor. In the event any Coal delivered to the Preparation Plant is not accepted by AWVMC, Independent Contractor shall, at its sole cost and expense, be responsible for loading and transporting such Coal from the Preparation Plant to the Spruce Mine No. 1 or such other location mutually agreed upon by AWVMC and Independent Contractor.

         Section 5.7 -- Title to Coal, Depletion. Independent Contractor acknowledges and agrees that title to all Coal mined under this Agreement shall be vested in AWVMC and Independent Contractor shall have no right to dispose of any of the Coal except (i) after purchasing such Coal as provided in Section 5.6 above, or (ii) as set forth in Section 5.8 below. Unless otherwise expressly provided herein, Independent Contractor shall not acquire and shall not have an economic interest in any of the Coal and AWVMC shall have the full right to claim depletion for income tax or other purposes with respect to all of the Coal mined, produced and delivered hereunder. Independent Contractor expressly acknowledges and agrees that it will make no claim whatsoever to depletion for income tax or any other purposes with respect to the Coal mined under this Agreement and acknowledge that AWVMC's exclusive right to depletion for any and all purposes was taken into account by the parties hereto in fixing the Contract Price under this Agreement.

         Section 5.8 -- Independent Contractor's Right to Sell Coal. In the event AWVMC suspends its performance of this Agreement and refuses to accept Coal pursuant to Section 13.9 (b)(i) for more than 30 consecutive days, Independent Contractor shall have the right to attempt to sell Coal that it has produced but that AWVMC has not accepted pursuant to
Section 13.9(b)(i); provided, however, Independent Contractor shall not enter into any agreements for the sale of Coal pursuant to this Section 5.8 without the prior express written consent of AWVMC, which consent may be withheld by AWVMC for any reason unless AWVMC is paid at least [*](1) per ton of Coal so sold by Independent Contractor.

         Section 5.9 -- Boundaries. Independent Contractor shall fully comply with all federal, state and local laws, regulations, rules, ordinances and the governmental permits regarding any matter relating to mining near the boundaries of the Premises. Notwithstanding the foregoing, however, Independent Contractor shall not, except with the prior written consent of AWVMC, mine any Coal within sixty (60) feet of the outside boundaries of the Premises or within two hundred
(200) feet of any mine workings in or adjacent to the Premises, and Independent Contractor shall not cut any boundary corner on the Premises except with the prior written consent of AWVMC. In the event such consent is given by AWVMC, Independent Contractor shall use such precautions as are necessary to preserve and monument the location of such boundary corner as AWVMC may require.

                                   ARTICLE VI

                                     Payment
                                     -------

         Section 6.1 -- Contract Price. In consideration for the Work performed by Contractor hereunder, AWVMC shall pay Independent Contractor as follows (collectively, the "Contract Price"): (i) [*](1) per ton of Clean Coal, delivered to the Preparation Plant during the term of this

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(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]" have been filed separately with the Commission.

Agreement, (ii) [*](1) per ton of By-Pass Coal delivered to AWVMC into trucks at the By-Pass Coal Stockpile Area, and (iii) [*](1) per ton of By-Pass Coal delivered to the Preparation Plant.

         Section 6.2 -- Payment. AWVMC shall pay Independent Contractor on or before the 10th day of each month for all Coal delivered to and accepted by AWVMC from the 16th day to the end of the previous month, and AWVMC shall pay Independent Contractor on or before the 25th day of each month for all Coal delivered to and accepted by AWVMC from the 1st through the 15th day of such month.

         Section 6.3 -- Right to Set Off. AWVMC shall have the right to charge against and deduct from payments due hereunder, and Independent Contractor hereby assigns to AWVMC, any amount or amounts which are then due and payable to AWVMC from Independent Contractor under this Agreement or any other agreement (including, without limitation, agreements entered into on or after the Effective Date of this Agreement).

         Section 6.4 -- Penalties and Premiums. Adjustments shall be made to the Contract Price as follows:


                  (a) for all By-Pass Coal delivered to AWVMC with an ash content in excess of [*](1) the Contract Price shall be reduced by an amount equal to [*](1) per ton for each 1% of ash in excess of [*](1), fractions pro rata; and

                  (b) for all By-Pass Coal delivered to AWVMC with an ash content of less than [*](1), the Contract Price shall be increased by an amount equal [*](1) per ton for each 1% of ash below [*](1), fractions pro rata.

                  (c) The analysis performed by the customers of the By-Pass Coal shall govern for the purposes of determining adjustments to the Contract Price as set forth in this

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(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]" have been filed separately with the Commission.

         Section 6.4.

                                   ARTICLE VII

                             Relationship of Parties

         Section 7.1 -- Independent Contractor. It is expressly agreed and understood that Independent Contractor shall perform the Work specified in this Agreement as an independent contractor. Independent Contractor shall exercise exclusive direction and control over its work force and labor relations policies, and subject only to AWVMC's right to designate the areas to be mined, adjust the Designated Monthly Quantity pursuant to Section 5.5, and approve the mining plans and projections pursuant to Section 8.3, Independent Contractor shall direct the manner, method, mode of performance and all other aspects of the Work. Independent Contractor expressly agrees that it shall not represent or hold itself out as an affiliate, subsidiary, partner, joint venturer, representative or agent of AWVMC, and Independent Contractor further agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or representation of it contrary to the provisions of this
Section 7.1. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 7.2 -- Employees. The employees of Independent Contractor shall be its employees and not the employees of AWVMC. Independent Contractor shall exercise complete and exclusive control over and responsibility for all aspects of hiring, employment, supervision, direction, hours, working conditions, compensation, discipline and discharge for all individuals engaged to perform the Work under this Agreement. Independent Contractor shall comply with all present and future federal, state and local laws, ordinances, rules and regulations pertaining to the duties and obligations arising out of the employer-employee relationship, including, without limitation, unemployment compensation, Social Security, withholding taxes, State Workers' Compensation (including the Black Lung component), wage and hour laws, wage payment and collection laws, federal and state safety laws, occupational disease compensation and all other applicable rules and regulations promulgated thereunder. Independent Contractor shall maintain accurate supporting records showing evidence of its compliance with the requirements set out in this Section
7.2 and shall make these records available to AWVMC for inspection upon request, and Independent Contractor shall certify to AWVMC, on a quarterly basis, in writing, Independent Contractor's compliance therewith on all Coal produced and tendered under this Agreement.

                                  ARTICLE VIII

              Inspection, Record Keeping and Reporting Requirements

         Section 8.1 -- Contemporaneous Access to the Premises. Independent Contractor acknowledges and agrees that AWVMC or its designee may place and install or cause to be placed and installed on the Premises various structures, equipment and materials, and AWVMC may carry on, either directly or through its designee, such other operations on the Premises as AWVMC may deem necessary or desirable for its own purposes as long as it does not interfere with Independent Contractor's ability to perform the Work under this Agreement. AWVMC shall ensure that all activity on the Premises by AWVMC or its designee shall be conducted in accordance with all applicable laws, rules and regulations, including, without limitation, all MSHA requirements.

         Section 8.2 -- Inspection of the Premises and Equipment. Independent Contractor acknowledges and agrees that AWVMC and its designees may, upon notice to Independent

Contractor, enter upon, inspect, map, sample, test and survey the Premises, the Spruce Mine No. 1, the Equipment, the Coal and the Work being performed under this Agreement, and any other aspect of Independent Contractor's operations relating to this Agreement. Independent Contractor shall provide AWVMC and its designees with safe access to the Premises, the Spruce Mine No. 1 and the Equipment, and cooperate with AWVMC and its designees in carrying out such inspection.

         Section 8.3 -- Mining Plans. For the purpose of allowing AWVMC to protect its economic interest in and to the Premises, the Spruce Mine No. 1, the Coal and the Equipment, Independent Contractor shall, beginning on or before the Commencement Date and continuing thereafter on or before January 1 and July 1 of each year during the term of this Agreement, prepare mining plans and projections for the next succeeding 6-month period and submit such plans and projections to AWVMC for its written approval; provided, however, the proposed mining plans and projections submitted on or before the Commencement Date shall show plans and projections to December 31, 1999. The mining plans and projections shall take into consideration the amount of Coal which Independent Contractor is or may be required to deliver to AWVMC and the entire area proposed to be mined by Independent Contractor, and the mining plans and projections shall make suitable provisions for the reasonable and proper removal of all of the mineable and merchantable coal from the Premises. Independent Contractor shall not begin to perform Work in any area of the Premises unless and until AWVMC approves, in writing, such mining plans and projections so that AWVMC may, among other things, verify its title to or right to mine Coal from the areas of the Premises which may be subject to the proposed mining plans and projections. Upon approval of the mining plans and projections, Independent Contractor shall diligently follow such plans and projections in performing the Work under this

Agreement. In the event Independent Contractor is unable to continue performing Work in accordance with the approved mining plans and projections, Independent Contractor shall immediately notify AWVMC in writing of its inability to continue and set forth in reasonable detail the reasons therefore. Independent Contractor shall submit revised mining plans and projections for approval by AWVMC as soon as possible.

         Independent Contractor shall employ a competent licensed land surveyor or registered professional engineer to make surveys, plans and maps of its operations within the Premises, and Independent Contractor shall furnish AWVMC promptly with two (2) copies of all maps required by any federal, state or local law, rule or regulation. In addition, on or before the 5th working day of each month during the term of this Agreement, Independent Contractor shall provide AWVMC with an up-to-date mine map showing the advancement for the preceding month and the mine plan for the next succeeding 1-month period.

         Section 8.4 -- Safety. AWVMC and Independent Contractor recognize the importance of safety procedures and safe working conditions. Before commencing any Work under this Agreement, Independent Contractor must obtain an MSHA identification number. Independent Contractor agrees to comply with all present and future federal, state and local safety laws, ordinances, rules and regulations, and Independent Contractor shall ensure that its employees are trained in safe working procedures and shall cause its employees to abide by all safety and security rules in force on the Premises. AWVMC and its designees shall have the right (but not the obligation) to review the safety records of Independent Contractor on a quarterly basis. Independent Contractor agrees to indemnify, hold harmless and defend AWVMC against any claims, of whatever kind, arising from any act or omission to act by Independent Contractor contrary to the provisions of this Section 8.4. This covenant of indemnity shall survive the termination or expiration of this Agreement.

         Section 8.5 -- Testing and Reports. Independent Contractor shall maintain accurate records regarding the mining conditions encountered, drill cores, tests and sampling with respect to the Premises, the Coal and the Work (the "Records"), and Independent Contractor shall provide AWVMC or its designee with copies thereof. Upon the termination or expiration of this Agreement, Independent Contractor shall promptly deliver to AWVMC or its designee all of such records.

         Section 8.6 -- Books of Account and Records. Independent Contractor shall at all times maintain accurate books and records of account covering the Work performed under this Agreement in accordance with generally accepted accounting principles. AWVMC shall have the right to inspect, audit and copy Independent Contractor's books and records for the purpose of verifying compliance with all terms, conditions and provisions of this Agreement. Independent Contractor shall keep and preserve such books and records for at least five years after the termination or expiration of this Agreement.

         Section 8.7 -- Confidentiality of Information. Independent Contractor acknowledges that in performing the Work under this Agreement it may have access to proprietary information and trade secrets of a confidential nature pertaining to AWVMC, its affiliates and their businesses, the Premises, the Coal and the Spruce Mine No. 1. Independent Contractor agrees that it shall treat all maps, plans, data, reports, drilling logs, core samples, leases and other information relating to AWVMC and its business, the Premises, the Coal or the Spruce Mine No. 1 (the "Information") as confidential, and it shall not divulge, transmit or otherwise disclose any of the Information to any person, firm, corporation or other entity unless at the time of disclosure to Independent Contractor, the information was public knowledge or becomes public knowledge through no act of Independent Contractor. Upon the termination or expiration of this Agreement for any cause whatsoever, Independent Contractor shall promptly deliver to AWVMC all of the Information given to Independent Contractor.

                                   ARTICLE IX

          Observance of Laws, Regulations and Other Legal Requirements

         Section 9.1 -- Conformity with Laws. Independent Contractor agrees that in performing the Work under this Agreement, particularly in the actual mining process and in regard to its responsibility for the construction, installation, inspection, maintenance and removal, if necessary, of all facilities, structures, and equipment used in or about the Premises, it shall be familiar with and shall fully obey and comply with all applicable federal, state and local laws and ordinances, and with all applicable rules, regulations, orders and directives of any federal, state or local official, agency or department relating to such mining operations and activities or to such facilities, structures, land areas, utilities, equipment and including, without limitation, all such laws, ordinances, rules, regulations, orders, directives, permits and bonds now in effect or hereafter made, promulgated, enacted or issued.

         Section 9.2 -- Permits and Bonds. Following the execution of this Agreement, Independent Contractor shall diligently seek to obtain all approvals and consents from any federal, state or local governmental agency to Independent Contractor performing the Work on the Premises, including, without limitation, an operator reassignment of all applicable mining and mining related permits. Upon the expiration or termination of this Agreement, Independent Contractor shall surrender or relinquish all such approvals, permits and operator reassignments. Independent Contractor shall secure, maintain and comply with all permits required to perform the Work, and Independent Contractor shall perform all remedial or abatement work and pay all fines and assessments related to its failure to comply therewith. Independent Contractor shall not be responsible for violations of any governmental permits that occurred prior to the Commencement Date. Copies of all applications made to and of all licenses, permits, bonds, amendments, modifications, inspection reports and compliance, non-compliance or other orders issued by any governmental authority, and any plans and maps or other information compiled, made and filed by Independent Contractor with or furnished to any governmental authority or communication had therewith concerning any of the foregoing shall be made available to AWVMC before they are filed with or furnished to the governmental authority or immediately upon receipt from any governmental authority. Independent Contractor shall indemnify, hold harmless and defend AWVMC and its affiliates from and against all claims, costs and expenses, including reasonable attorneys' fees, in connection with or arising out of these documents or any dispute relating to these documents that may occur during the term of this Agreement. This covenant of indemnity shall survive termination or expiration of this Agreement.

         Section 9.3 -- Citations or Penalties. Independent Contractor shall be solely responsible and liable for the complete and timely payment of any and all citations, assessments, penalties or fines imposed by any federal, state or local agency for the violation of any federal, state or local law, ordinance, rule or regulation arising out of or relating, directly or indirectly, to the Work performed under the Agreement. Independent Contractor shall not jeopardize any of the governmental permits held, if any, by AWVMC, Independent Contractor, or its and their affiliates, contractors or lessees. Independent Contractor shall be totally and solely responsible for and shall hold harmless, indemnify and defend AWVMC from and against any and all liability for any citations, assessments, fines, damages, withdrawal orders or civil and criminal penalties assessed against either Independent Contractor or AWVMC which are caused, directly or indirectly, in whole or in part, by the actions or omissions of Independent Contractor, its employees, agents, contractors or representatives. In the event that AWVMC or Independent Contractor is assessed, fined or penalized for any violation arising out of Independent Contractor's conduct, or the conduct of its agents, contractors or representatives, AWVMC may, in its sole direction, settle or pay such assessment, fine or penalty without Independent Contractor's prior approval, and AWVMC may deduct and withhold from any monies due or which shall become due in the future to Independent Contractor for Work performed under the Agreement an amount sufficient to cover any such assessments, fines and penalties, together with expenses, including reasonable attorneys' fees, incurred. If, regardless of the reason, such citations or assessments should go unresolved and any of AWVMC's mining related permits are canceled, revoked, suspended, terminated or withdrawn, Independent Contractor shall be liable to AWVMC for all costs, expenses, losses and damages, including, without limitation, attorneys' fees, directly or indirectly, incurred by such permit cancellation, revocation, suspension, termination or withdrawal. Independent Contractor reserves the right to lawfully contest any such fine or assessment provided it does not jeopardize the mining operations contemplated under this Agreement.

         Section 9.4 --Haulroads, Drainage and Grading. Independent Contractor shall be solely responsible for the maintenance and upkeep of the haulroads on the Premises and for draining and grading all surface areas and for controlling all surface run-off on or with respect to the

Premises as required by any federal, state or local law, rule, regulation or permit, or as reasonably required by AWVMC.

         Section 9.5 -- Fees and Taxes. Except as expressly provided in Section
9.6 below, Independent Contractor shall make complete and timely payment of all federal, state and local fees and taxes which may be imposed or assessed against it, its operations hereunder, the Equipment, or the Premises in connection with the Work performed under this Agreement, including, without limitation, all payments or benefits arising from the Black Lung Benefits Reform Act of 1977, as amended, the workers' compensation fund or similar benefit program under the laws of the State of West Virginia, personal property taxes, employment taxes, and income taxes. Personal property taxes shall be prorated on a calendar year basis for any period during this Agreement which is less than one calendar year. In the event Independent Contractor fails to pay any of such fees or taxes, AWVMC shall be entitled, at its option, to pay said fees or taxes and to recover the amount of such payment by deducting sufficient funds from sums due or which shall become due to Independent Contractor for Work performed under this Agreement.

         Section 9.6 -- Excise, Reclamation and Severance Taxes. In addition to the Contract Price set forth in Section 6.1 above, AWVMC shall pay real property taxes assessed against the Premises, the federal excise tax payable under 26 U.S.C. Section 4121 with respect to the Black Lung Disability Trust Fund, the federal reclamation fees payable to the Office of Surface Mining and the severance taxes and state reclamation fees assessed by the State of West Virginia on the Coal mined hereunder by Independent Contractor.

         Section 9.7 -- Liens. In the event any employee of Independent Contractor or any other third party files a notice of intent to claim a Lien upon any asset of AWVMC or any other property or interest of AWVMC as the result of Independent Contractor's non-payment of wages or other monies due to such employee or other third party, and in the event such Lien or filing is in AWVMC's reasonable opinion legally valid or enforceable, then AWVMC may, at its option, pay such employees or third parties directly and deduct the amount of such payment from any monies due or to become due to Independent Contractor under this Agreement. This provision shall not be construed as a promise for the benefit of any employee of Independent Contractor or any third party and shall not constitute an agreement by AWVMC to pay any such employee or third party.

         Section 9.8 -- Reclamation. AWVMC shall be responsible, at its sole cost and expense, for performing all reclamation of the Premises as required by any applicable federal, state and local laws, rules, regulations and permits. AWVMC shall indemnify, hold harmless and defend Independent Contractor from and against all claims, cost and expenses, including reasonable attorney's fees, incurred by Independent Contractor in connection with the reclamation of the Premises. This covenant of indemnity shall survive the expiration or termination of this Agreement.

                                    ARTICLE X

                          Indemnification and Insurance

         Section 10.1 -- Indemnification. Independent Contractor shall indemnify, hold harmless and defend AWVMC, its affiliates and its and their officers, directors, managers and employees from and against any and all suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses of every kind and nature (including, without limitation, reasonable attorney's fees and related costs incurred by an indemnified party in connection with its efforts to enforce this indemnity), including, without limitation, the injury to or death of any person or persons, damage to or loss of property, or mining outside the Premises or otherwise, arising out of or relating, directly or indirectly, to (i) the acts or omissions of Independent Contractor, its officers, employees, agents or representatives under or in connection with this Agreement, or (ii) a breach or default by Independent Contractor of any covenant, section, representation, warranty or other term or condition of this Agreement, or (iii) the use of any of the Equipment by Independent Contractor or its employees, agents or representatives, together with any and all costs and expenses, including reasonable attorneys' fees, that may be incurred by an indemnified party in connection with its defense. Independent Contractor shall defend the indemnified party, or, at the option of the indemnified party, pay to have the indemnified party defended, against all such suits, actions, liabilities, demands, losses, claims, awards, damages, fines, penalties, judgments, settlements, costs and expenses, whether groundless or not. The foregoing obligations shall be in addition to and not in limitation of any other specific agreements or obligations in other sections of this Agreement, and shall survive the expiration or termination of this Agreement.

         Section 10.2 -- Insurance. Independent Contractor shall maintain, at its sole cost and expense, and shall require any subcontractors or other entities or individuals it may engage to perform the Work under this Agreement (including, without limitation, any independent truckers engaged to haul Coal to the Preparation Plant) to maintain, at all times while performing the Work, and for a period of ninety (90) days after the expiration or termination of this Agreement, the insurance coverages set forth below with full policy limits applying, but not less than as stated:

                           a. Comprehensive general liability insurance with
                  minimum limits of $5,000,000 per occurrence and $5,000,000 general aggregate for bodily injury and property damage, which insurance shall include coverage for (but not limited to) the following: (i) Premises' operations,
                  (ii) contractual liability, (iii) cross-liability, (iv) products and completed operation, (v) explosion collapse and underground property damage, (vi) subsidence, (vii) waiver of subrogation, and (viii) punitive damages.

                           b. Employer's liability insurance protecting against
                  employee claims for bodily injury, intentional tort actions and all other employee claims against employers with each underlying limit being not less than One Million Dollars per person and Five Million Dollars for each occurrence.

                           c. Automobile bodily injury liability insurance
                  including owned, non-owned and hired vehicle coverage with limits of liability of not less than $5,000,000 combined single limits for bodily injury and property damage claims.

                           d. Workers' Compensation insurance, occupational
                  disease insurance, including state and federal black lung coverage, unemployment compensation and all other insurance coverages for occupational injury, disease or hazards as required by the laws and regulations applicable to and covering employees of Independent Contractor engaged in the performance of Work under this Agreement.

                           e. Pollution liability insurance of not less than
                  $500,000 per incident. Independent Contractor's obligation to obtain the insurance coverages as provided in this Section
                  10.2 shall not in any way be construed so as to limit, amend or otherwise modify its indemnity obligations as provided elsewhere in this Agreement.

         Section 10.3 -- Form of Insurance. All insurance coverages required under Section 10.2 above shall be with a reputable insurer, licensed to do business in the State of West Virginia, and AWVMC shall have the right to approve such insurer. All policies or certificates of insurance obtained by Independent Contractor under this Agreement shall name AWVMC as an additional insured and shall contain a provision for notice to AWVMC of any overdue or unpaid insurance premium and thirty (30) days advance notice to AWVMC of any proposed cancellation or substantial change in coverage. Every insurance policy required under Section 10.2 above shall contain a waiver of subrogation by the insurer against AWVMC, its owners, affiliates and subsidiaries. Each policy of insurance shall be written as an "occurrence" contract unless the policy is available only on a "claims made" basis, in which case Independent Contractor shall continue such insurance policy for a period of two years after the expiration or termination of this Agreement.

         Section 10.4 -- Proof of Insurance Coverage. Independent Contractor shall furnish to AWVMC copies of all certificates and policies which provide the insurance coverages required by Section 10.2 above, including, but not limited to, copies of any bonds which may be required for such coverages, prior to commencing the Work under this Agreement and thereafter upon request by AWVMC. Independent Contractor shall also provide satisfactory written evidence to AWVMC that, if required by the laws of the State of West Virginia, it has entered into appropriate trust or bonding arrangements setting aside or providing sufficient funds to assure payments of accrued back wages and fringe benefits to Independent Contractor's employees in the event Independent Contractor ceases operations under this Agreement.

         Section 10.5 -- Payment of Premiums. AWVMC shall have the right, in its sole discretion, to pay any overdue premium for the insurance coverages required of Independent

Contractor under this Agreement, or to take out and maintain such insurance coverages, and AWVMC is hereby authorized to collect the cost of obtaining and maintaining any such insurance coverages from monies due to or to become due to Independent Contractor under the terms of this Agreement. Independent Contractor expressly agrees and acknowledges that its inability, failure, neglect or refusal to carry, maintain and keep current, at all times during the term of this Agreement, any of the insurance coverages required under this Agreement, and its inability, failure, neglect or refusal to be and remain at all times during the term of this Agreement a subscriber or self-insurer in good standing with the West Virginia workers' compensation fund or other similar fund, state and federal black lung funds or any other occupational disease and disability insurance fund shall constitute a breach of this Agreement and give AWVMC the right, in its discretion, to terminate this Agreement pursuant to Article XI below.

                                   ARTICLE XI

                             Default and Termination

         Section 11.1 -- Default. Independent Contractor shall be in default of this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

         a. Except as set forth in Section 11.1.b. below, any breach or violation of, or failure to perform, any term, condition, provision, representation, warranty, covenant, stipulation or agreement set forth herein or in any other written agreement by and between AWVMC and Independent Contractor which is not cured within ten (10) days of Independent Contractor's receipt of written notice thereof from AWVMC;

         b. Any failure by Independent Contractor to comply, for any reason except a validly asserted Force Majeure Event, with the Monthly Designations as set forth in the Delivery Schedules twice during any six (6) consecutive month period;

         c. If any action by Independent Contractor in performing the Work under this Agreement, complying with any of the terms under this Agreement, or the presence of any agent, employee, contractor or representative of Independent Contractor upon the Premises, or the execution of this Agreement by it shall cause interference with or disrupt or threaten to interfere with or disrupt AWVMC's operations in any manner or the operations of any of AWVMC's affiliates, subsidiaries, or any other contractor(s), at any location whatsoever, for any reason, and if such interference, disruption or threat continues for ten (10) days after Independent Contractor's receipt of written notice from AWVMC;

         d. In the event Independent Contractor is adjudicated bankrupt or insolvent, whether through involuntary or voluntary proceedings, or if any receiver, trustee, assignee or other person or persons are appointed by any court to take charge of Independent Contractor's assets;

         e. If any order, decree, judgment or directive is issued by any regulatory authority, tribunal or court revoking, suspending, terminating or withdrawing any of its mining related permits or bonds, whether secured in connection with mining on the Premises or not, or requiring Independent Contractor to cease mining operations for a period of more than ten (10) days, or if two such directives are issued in any calendar year, regardless of their duration; or

         f. If Independent Contractor is determined to be "permit blocked" or is otherwise unable for any reason to obtain or maintain mining or mining related permits in connection with any program conducted by the Federal Office of Surface Mining (or its successor) or any other state or federal agency or body.

         Section 11.2 -- Termination Based Upon an Event of Default. In addition to and not in limitation of its right to terminate this Agreement as provided in other sections of this Agreement, AWVMC shall have the right to terminate this Agreement upon the occurrence of an Event of Default by giving written notice to Independent Contractor of such termination.

         Section 11.3 -- Right to Cure. If Independent Contractor is in breach or default of any of the terms or conditions of this Agreement, whether or not said breach or default gives rise to an Event of Default, AWVMC shall have the right, but not the duty, to make any payment or to perform any act or complete or correct the Work required of Independent Contractor under this Agreement and, in exercising such right, to incur, for and on behalf of Independent Contractor, necessary or incidental costs and expenses, including reasonable attorneys' fees. In exercising the foregoing right, AWVMC may offset and deduct all payments made and all costs and expenses incurred against such sums of money, if any, due or to become due to Independent Contractor under this Agreement and proceed against Independent Contractor under the provisions of Section 10.1 relating to indemnity. AWVMC's right to cure Independent Contractor's default or breach as described in this Section 11.3 shall not imply any obligation on the part of AWVMC to make any payment or to perform any act required of Independent Contractor, and the exercise of such right by AWVMC shall not constitute a release or waiver of any default or breach by Independent Contractor.

         Section 11.4 -- Waiver of Performance or Default. The failure of either AWVMC or Independent Contractor to insist in any one or more instances upon strict performance of any of the covenants, terms or conditions imposed upon or assumed by either party under this Agreement, or the failure of AWVMC or Independent Contractor to exercise any particular option or right granted by the Agreement, shall not be construed as a waiver or relinquishment for the future performance of any such covenant, term or condition, or as to the exercise of any such option or right. Moreover, a waiver by either party of a default or breach hereunder must be in writing and shall not be deemed to be a waiver of any subsequent default or breach, and any delay in asserting a right hereunder shall not be deemed a waiver of such right. Nothing contained in this Agreement shall be construed as a waiver of any applicable statute of limitations.

         Section 11.5 -- Remedies. The rights and remedies of AWVMC set forth in this Agreement shall not be exclusive, but shall be taken and construed as cumulative and in addition to any and all other rights and remedies accorded to AWVMC at law or equity.

         Section 11.6 -- Removal of Property. In the event of an Event of Default, and for so long as the Event of Default shall continue, Independent Contractor shall not remove or permit to be removed or taken from the Premises any of the Equipment.

         Section 11.7 -- Condition of the Premises. Upon the expiration or termination of this Agreement, for any reason, at the option of AWVMC, Independent Contractor shall leave the Premises and the Spruce Mine No. 1 in the same normal working condition, under which the Work was being performed.

         Section 11.8 -- Termination or Transfer of Permits and Licenses. No later than thirty (30) days after the expiration or termination of this Agreement for any reason whatsoever, or at such other time as AWVMC may direct, Independent Contractor shall release the licenses and permits required by law for the performance of the Work under this Agreement, if any, and take all other steps necessary to terminate such licenses or permits or, at AWVMC's option, to assign, transfer and convey these licenses or permits to AWVMC or its designee.

         Section 11.9 -- Termination by AWVMC Without Cause. Beginning on the first anniversary of the Effective Date of this Agreement, AWVMC shall have the right to terminate this Agreement for any reason and at any time by providing Independent Contractor with at least 180 days' prior written notice (the "Termination Notice"). In the event AWVMC elects to terminate this Agreement pursuant to this Section 11.9, AWVMC shall be required to purchase from Independent Contractor, and Independent Contractor shall be required to sell to AWVMC all of the Independent Contractor Equipment and any related parts and supplies located in the Spruce Mine No. 1 on the Termination Notice Date for its Fair Market Value. Within ten (10) days of the Termination Notice Date, Independent Contractor shall provide AWVMC the Independent Contractor Equipment List. AWVMC shall pay for the Independent Contractor Equipment and the related parts and supplies upon delivery by Independent Contractor of a bill of sale and assignment, reasonably acceptable to AWVMC, transferring title to the Independent Contractor Equipment and the related parts and supplies which AWVMC is purchasing under this Section 11.9 free and clear of all Liens.

         AWVMC shall have the right to withdraw the Termination Notice for any reason within thirty (30) days of its receipt of the Independent Contractor Equipment List.

                                   ARTICLE XII

              Assignment, Subcontracting and Transfer of Ownership

         Section 12.1 -- Rights Personal to Independent Contractor. This Agreement is personal to Independent Contractor requiring the exercise of its own services, skills and judgment.

         Section 12.2 -- Assignment and Subcontracting. Except for engaging a contract trucking company to transport the Coal from the Coal Stockpile Areas to the Preparation Plant,

Independent Contractor may not assign, subcontract or otherwise transfer or delegate all or any part of this Agreement, the Work, or any rights, duties, obligations or interests herein without obtaining the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion. Independent Contractor may not assign any monies due or to become due to it under this Agreement, nor may it pledge, encumber or mortgage all or any part of its interests in this Agreement without the prior written consent of AWVMC, which consent may not be unreasonably withheld.

         Section 12.3 -- Transfer of Ownership Interest. Without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, no holder of any capital stock or other ownership interest in Independent Contractor may sell, assign, give, pledge or otherwise transfer, whether voluntarily or by operation of law, any such capital stock or other ownership interest in Independent Contractor to any other person or entity. Additionally, without the prior written consent of AWVMC, which consent may be withheld by AWVMC in its sole discretion, Independent Contractor may not cause or permit to be issued any additional equity or other ownership interest during the term of this Agreement. In the event AWVMC consents to the sale, assignment, gift, pledge or other transfer of any such capital stock or ownership interest, or to the issuance of any additional equity or other ownership interest in Independent Contractor, then Independent Contractor shall obtain the written agreement and consent of any such person or entity to whom the interest shall be conveyed or issued to be bound by the provisions of this Section 12.3.

         Section 12.4 -- Waiver of Consent. In the event AWVMC consents to one or more assignments, subcontracts or other transfer of all or any part of this Agreement, the Work, or any rights or interests herein, or a transfer of any ownership interest in Independent Contractor, such consent shall not be construed as waiving the requirement of obtaining written consent to additional assignments, subcontracts or transfers, and no consent to assignment, subcontract or transfer shall relieve Independent Contractor of any obligations specified in this Agreement.

         Section 12.5 -- Transfer of AWVMC's Interest in the Premises. AWVMC may not sell or otherwise transfer its ownership interest in the Premises if such sale or other transfer would have a material adverse effect on Independent Contractor's interest in the Agreement unless: (i) Independent Contractor consents to such sale or other transfer, or (ii) the buyer or transferee of AWVMC's interest in the Premises agrees to be bound by the terms of this Agreement as if it were AWVMC.

                                   ARTICLE XII

                                  Miscellaneous

         Section 13.1 -- Notices. Any and all notices, payments, reports, consents or other communications between the parties shall be in writing and deemed given and received on the date delivered personally, on the date deposited if sent by registered or certified United States mail, postage prepaid, return receipt requested, or on the date transmitted by facsimile, provided the same is also mailed on said date by registered or certified United States mail, postage prepaid, return receipt requested, to the parties at their respective addresses as set forth below, which addresses shall remain in effect until notice of change is given, in writing:

         If to AWVMC:              Anker West Virginia Mining Company, Inc.
                                   2708 Cranberry Square
                                   Morgantown, WV  26508
                                   Telecopy No.:  (304) 594-3695
                                   Attention:  President

         If to Independent Contractor:       Wayne Processing, Inc.
                                             P. O. Box 296
                                             Toler, KY  41569
                                             Telecopy No.:  (606) 353-7450
                                             Attention:  President

         Section 13.2 -- Integration. This Agreement contains the entire understanding and agreement of the parties with regard to the transactions contemplated hereunder and it supersedes all prior agreements, arrangements and understandings between the parties relating to the subject matter of this Agreement.

         Section 13.3 -- Modification. This Agreement shall not be modified, changed or terminated, in whole or in part, except by written agreement, signed by all parties hereto or their respective successors-in-interest.

         Section 13.4 -- Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of West Virginia.

         Section 13.5 -- Production is of the Essence. The time, quality and quantities of Coal production set forth in Article V hereof are of the essence of this Agreement.

         Section 13.6 -- Headings. The headings appearing in this Agreement are for convenience of reference only and shall not be considered or construed as affecting in any way the meaning of the provisions of this Agreement.

         Section 13.7 -- Counterparts. This Agreement may, for convenience, be executed in several counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement.

         Section 13.8 -- Severability. In the event that any provision of this Agreement conflicts with the laws of the State of West Virginia or any other jurisdiction, or is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement and the Agreement shall be construed to give effect to its remaining provisions.

         Section 13.9 -- Force Majeure.

         (a) If AWVMC or Independent Contractor is rendered wholly or partly unable to perform its obligations under this Agreement by reason of a Force Majeure Event, AWVMC or Independent Contractor, as the case may be, will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected, provided that (i) the party relying on the Force Majeure Event notifies the other as soon as practicable of the Force Majeure Event and its cause; (ii) the suspension of performance is of no longer duration than is required by the Force Majeure Event; (iii) no obligations of either party which arose before the Force Majeure Event causing the suspension of performance are excused as a result of the Force Majeure Events; and (iv) the non-performing party exercises due diligence to remove the cause of the Force Majeure Event or to lessen its effect and resumes performance at the earliest practicable time.

         (b) In no event will this Section 13.9 be construed to relieve either party of any obligations hereunder solely because of increased costs or other adverse economic consequences that may be incurred through the performance of such obligations of the parties. Notwithstanding the above, adverse economic consequences from governmental actions will be considered a Force Majeure Event if it results from an item listed in the definition of a Force Majeure Event. For the purposes of this Agreement only, the term "Force Majeure Event" shall mean or refer to any act or event that (i) prevents AWVMC or its coal sales agent from selling any of the Coal at a reasonable profit or performing its obligations under any other agreement for the sale or re-sale of Coal, and (ii) any other act or event which is beyond the reasonable control of AWVMC or Independent Contractor and which renders performance of this Agreement, in whole or in part impossible. Such acts or events include, without limitation, an act of God, nuclear emergency, explosion, fire, epidemic, landslide, lightning, earthquake, flood or similar cataclysmic occurrence, an act of public enemy, war, blockade, insurrection, strike, riot, civil disturbance, restrictions or restraints imposed by law or by rule, regulation or order of governmental authorities, whether federal, state or local, delays or interruptions in transportation, major breakdown or other restrictions on the use of equipment, or any cause, whether of the same of a different nature, existing or future, foreseen or unforeseen. Unless resulting from any of the events listed in the preceding sentence, economic hardship or failure by Independent Contractor to produce Coal in such quantities as required under this Agreement will not constitute a Force Majeure Event.

         (c) No Force Majeure Event will invalidate this Agreement and, on termination of the Force Majeure Event, deliveries of Coal will resume pursuant to the terms and conditions hereof. Shipments not made or not accepted due to a Force Majeure Event will not be made up unless AWVMC in its sole discretion elects to do so.

         (d) The term of this Agreement shall, in AWVMC's sole discretion, be extended for a period equal to the sum of all periods during which a Force Majeure prevented either party from performing this Agreement.

         IN WITNESS WHEREOF, the parties have caused their corporate names to be signed hereto by their officers duly authorized.

                                   ANKER WEST VIRGINIA MINING
                                   COMPANY, INC.

                                   By:      /s/ Ben H. Daud
                                            -----------------------------------
                                            Ben H. Daud
                                            President

                                   WAYNEPROCESSING, INC.

                                   By:      /s/ Rex Fought
                                            -----------------------------------
                                            Rex Fought
                                            President